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                                                                    Exhibit 99.1

                             SYNBIOTICS CORPORATION
                      1995 STOCK OPTION/STOCK ISSUANCE PLAN
                      -------------------------------------
                       as amended through January 2, 2002
                       ----------------------------------

                                   ARTICLE ONE
                               GENERAL PROVISIONS
                               ------------------

I.       PURPOSE OF THE PLAN

This 1995 Stock Option/Stock Issuance Plan (the "Plan") is intended to promote the interests of Synbiotics Corporation, a California corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

Capitalized terms not otherwise defined shall have the meanings assigned to such terms in the attached Appendix.

II.      STRUCTURE OF THE PLAN

         A.       The Plan shall be divided into three separate equity programs:

                  (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of common stock of the Corporation,

                  (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of common stock of the Corporation directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

                  (iii) the Automatic Option Grant Program under which non-employee directors shall automatically receive option grants at periodic intervals to purchase shares of common stock of the Corporation.

         B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.


III.     ADMINISTRATION OF THE PLAN

         A.       Plan  Administrator.  Either the Board or a committee of two
                  -------------------
                  (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 insiders (the "Primary Committee") shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders.

         B.       Committees.  Administration of the  Discretionary  Option
                  ----------
                  Grant and Stock Issuance Programs with


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                  respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Board, the Primary Committee or a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant Program and Stock Issuance Program with respect to eligible persons other than Section 16 insiders (the "Secondary Committee"), or the Board may retain the power to administer those programs with respect to all such persons. All Board members are eligible to be members of the Secondary Committee, including Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

         C.       Members of Committees.  Members of the Primary  Committee or
                  ---------------------
                  any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and assume all powers and authority previously delegated to such committee.

         D.       Service as Committee Members. Service on the Primary Committee
                  ----------------------------
                  or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

         E.       Authority.  Each Plan Administrator shall, within the scope of
                  ---------
                  its administrative functions under the Plan, have full power and authority (subject to the express provisions of the Plan) to (i) establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and Stock Issuance Program and to make such determinations under, and issue such interpretations of, such programs and any outstanding option grants or stock issuances as it may deem necessary or advisable, (ii) determine, with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and
                  (iii) determine, with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares. The Plan Administrator(s) shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program. Decisions of each Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program and Stock Issuance Program or any outstanding option or stock issuance thereunder.

         F.       Restriction on Discretion. The administration of the Automatic
                  -------------------------
                  Option Grant Program under Article Three shall be self executing in accordance with the terms and conditions thereof and the Plan Administrator shall not exercise any discretionary functions in respect to matters governed by Article Three.


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IV.      OPTION GRANTS AND STOCK ISSUANCES

         A. Subject to Section V.B below, the persons eligible to receive stock issuances under the Stock Issuance Program ("Participant") and/or option grants pursuant to the Discretionary Option Grant Program ("Optionee") are as follows:

                  (i) officers and other employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

                  (ii)     non-employee members of the Board; and

                  (iii) those consultants or other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

         B. The individuals eligible to receive option grants under the Automatic Option Grant Program shall be those individuals who serve as non-employee Board members during the term of the Plan.

V.       STOCK SUBJECT TO THE PLAN

         A. The stock issuable under the Plan shall be shares of authorized but unissued common stock of the Corporation ("Common Stock"). The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 10,752,565 shares. Such authorized share reserve includes the number of shares available for issuance under the Predecessor Plan as last approved by the Corporation prior to their incorporation into this Plan, including the shares subject to the outstanding options incorporated into the Plan and any other shares which would have been available for future option grants under the Predecessor Plan.

         B. No one person participating in the Plan may receive options and direct stock issuances for more than 2,000,000 shares of Common Stock in the aggregate over the term of the Plan.

         C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent
                  (i) the options (including any options incorporated from the Predecessor Plan) expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. All shares issued under the Plan (including shares issued upon exercise of options incorporated from the Predecessor
                  Plan), whether or not those shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

         D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding


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                  Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances over the term of the Plan, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor
                  Plan) in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM
                       ----------------------------------

I.       OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

         A.       Exercise Price.
                  --------------

                  1. The exercise price per share shall be fixed by the Plan Administrator.

                  2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section II of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

                           (i)      cash or check made payable to the
                                    Corporation,

                           (ii)     shares of Common Stock held for the
                                    requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

                           (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                           Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the exercise date.

         B.       Exercise and Term of Options. Each option shall be exercisable
                  ----------------------------
                  at such time or times, during such


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                  period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

         C.       Effect of Termination of Service.
                  --------------------------------

                  1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                           (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                           (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                           (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Service.

                           (iv) In the event of a Corporate Transaction ,the provisions of Section III of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the Optionee's cessation of Service and shall supersede any provisions to the contrary in this section.

                  2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                           (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                           (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

         D.       Stockholder Rights.  The holder of an option shall have no
                  ------------------
                  stockholder rights with respect to the


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                  shares subject to the option until such person shall have
                  exercised the option, paid the exercise price and become a holder of record of the purchased shares.

         E.       Repurchase Rights. The Plan Administrator shall have the
                  -----------------
                  discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

         F.       Limited Transferability of Options.  Unless the Plan
                  ----------------------------------
                  Administrator otherwise expressly approves in writing, the option shall be exercisable only by the Optionee during the lifetime of the Optionee, and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in accordance with the terms of a Qualified Domestic Relations Order within the meaning of Internal Revenue Code Section 414(p). The assigned option may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate


II.      INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

         A.       Eligibility.  Incentive Options may only be granted to
                  -----------
                  Employees.

         B.       Exercise Price.  The exercise  price per share shall not be
                  --------------
                  less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

         C.       Dollar Limitation. The aggregate Fair Market Value of the
                  -----------------
                  shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one
                  (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

         D.       10% Stockholder. If any Employee to whom an Incentive Option
                  ---------------
                  is granted is a 10% stockholder (within the meaning of Internal Revenue Code Section 424(d)), then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.


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III.     CORPORATE TRANSACTION

         A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or
                  (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

         B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

         C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

         D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan on both an aggregate and per Optionee basis following the consummation of such Corporate Transaction and
                  (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price
                                      --------
                  payable for such securities shall remain the same.

         E. Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, shall automatically accelerate (and any of the Corporation's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of
                                                -------
                  the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

         F. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable


                                       -7-

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                  One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

         G. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.      CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

                                  ARTICLE THREE
                             STOCK ISSUANCE PROGRAM
                             ----------------------

I.       STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be pursuant to a written agreement which complies with the terms specified below.

         A.       Purchase Price
                  --------------

                  1. The purchase price per share shall be fixed by the Plan Administrator.

                  2. Subject to the provisions of Section II of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration:

                  (i)      cash or check made payable to the Corporation,

                  (ii) past services rendered to the Corporation (or any Parent or Subsidiary), or

                  (iii) any other form of consideration which the Plan Administrator may deem appropriate in any individual instance.

         B.       Vesting Provisions
                  ------------------

                  1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                           (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                           (ii) the number of installments in which the shares are to vest,

                           (iii) the interval or intervals (if any) which are to lapse between installments, and

                           (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

                           shall be determined by the Plan Administrator and incorporated into the stock issuance agreement.

                  2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to
                           (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
                           (ii) such escrow arrangements as the Plan
                           Administrator shall deem appropriate.

                  3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                  4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

                  5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.      CORPORATE TRANSACTION

         A. All of the outstanding repurchase rights under the Stock Issuance Program shall terminate


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


                  automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the stock issuance agreement.

         B. Any repurchase rights that are assigned in the Corporate Transaction shall automatically terminate, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction.

III.     SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR
                         AUTOMATIC OPTION GRANT PROGRAM
                         ------------------------------

I.       OPTION TERMS

         A.       Grant Dates.  Option grants shall be made on the dates
                  -----------
                  specified below:

                  1. Each non-employee director who is who is first elected or appointed as a non-employee Board member after the effective date of the Plan shall automatically be granted, on such initial election or appointment, a Non-Statutory Option to purchase 7,000 shares of Common Stock.

                  2. On the date of each Annual Stockholders Meeting, beginning with the 1995 Annual Meeting, each individual who is to continue to serve as a non-employee director after such meeting, shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 7,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months prior to the date of such Annual Meeting. There shall be no limit on the number of such 7,000-share option grants any one non-employee director may receive over his or her period of Board service.

         B.       Exercise Price.
                  --------------

                  1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the exercise date.

         C.       Option Term.  Each option shall have a term of ten (10) years
                  -----------
                  measured from the option grant date.

         D.       Exercise and Vesting of Options. Each option shall be
                  -------------------------------
                  immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) equal and successive quarterly installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of three (3) months of Board service measured from the option grant date.

         E.       Effect of Termination of Board Service.  The following
                  --------------------------------------
                  provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                  (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have the balance of the option term in which to exercise each such option.

                  (ii) Following cessation of service on the Board for other than death or disability, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option was exercisable at the time of the Optionee's cessation of Board service.

                  (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may be exercised for all or any portion of such shares as fully-vested shares of Common Stock.

                  (iv) Upon expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Board service.

II.      CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

         B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

         C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option held by him or her for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board shall be required in connection with such option surrender and cash distribution.

         D. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.     REMAINING TERMS
         ---------------

The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FIVE
                                  MISCELLANEOUS
                                  -------------

I.       ACCELERATION

         A. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted under the Discretionary Stock Option Program, at the time that stock is issued under the Stock Issuance Program or at any time while the option or stock remains outstanding, to provide for the acceleration of one or more outstanding options and the termination of repurchase rights on one or more outstanding shares upon the occurrence of such events as the Plan Administrator may determine, including upon a Corporate Transaction regardless or whether or not such options are to be assumed or replaced or the repurchase rights are to be assigned in the Corporate Transaction.

         B. The Plan Administrator shall not have the discretion to provide for the acceleration of any options granted under the Automatic Option Grant Program.


II.      FINANCING

         A. The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

         B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

III.     TAX WITHHOLDING

         A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

         B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the federal, state and local income or employment taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                  (i)      Stock Withholding: The election to have the
                           -----------------
                           Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of such taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  (ii)     Stock Delivery: The election to deliver to the
                           --------------
                           Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the taxes) with an aggregate Fair Market Value equal to the percentage of such taxes (not to exceed one hundred percent (100%)) designated by the holder.

IV.      EFFECTIVE DATE AND TERM OF THE PLAN

         A. The Plan shall become effective on the date the Plan is adopted by the Board, and options may be granted under the Discretionary Option Grant Program from and after the effective date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve
                  (12) months after such effective date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

         B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants shall be made under the Predecessor Plan after the effective date of the Plan. All options outstanding under the Predecessor Plan as of such date shall, immediately upon approval of the Plan by the Corporation's stockholders, be incorporated into the Plan and treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option. No provision of the Plan shall be deemed to adversely affect or otherwise diminish the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock which may exist under the terms of the Predecessor Plan under which such incorporated option was issued. Subject to the rights of the optionee under the incorporated option documents and Predecessor Plan, the discretion delegated to the Plan Administrator hereunder may be exercised with respect to incorporated options to the same extent as it is exercisable with respect to options originally granted under this Plan.

         C. The option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise provide for such acceleration.

         D. The Plan shall terminate upon the earliest of (i) April 27, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

V.       AMENDMENT OF THE PLAN

         A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval if so determined by the Board or pursuant to applicable laws or regulations.

         B. If stockholder approval is required, pursuant to the previous sentence, to amend the Plan to increase the number of shares of Common Stock available for issuance under the Plan, then upon Board approval of such an amendment, options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval (if so required) is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal
                  Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.


VI.      USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VII.     REGULATORY APPROVALS

         A. The implementation of the Plan, the granting of any option under the Plan and the issuance of any shares of Common Stock
                  (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

         B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VIII.    NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX
                                    --------

The following definitions shall be in effect under the Plan:

A.       Board shall mean the Corporation's Board of Directors.
         -----

B.       Change in Control shall mean a change in ownership or control of the
         -----------------
         Corporation effected through either of the following transactions:

         (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

         (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

C.       Corporate Transaction shall mean either of the following stockholder-
         ---------------------
         approved transactions to which the Corporation is a party:

         (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

         (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

         (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

D.       Corporation shall mean Synbiotics Corporation, a California
         -----------
         corporation.

E.       Employee shall mean an individual who is in the employ of the
         --------
         Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

F.       Fair Market Value per share of Common Stock on any relevant date shall
         -----------------
         be determined in accordance with the following provisions:

         (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any


                                      A-1.

         successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         (ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         (iii) If the Common Stock is at the time not traded on the Nasdaq National Market or listed on any stock exchange, then the Fair Market Value shall be determined according to whatever method is from time to time approved in good faith by the Board.

G.       Hostile Take-Over shall mean a change in ownership of the Corporation
         -----------------
         effected through acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

H.       Incentive Option shall mean an option which satisfies the requirements
         ----------------
         of Internal Revenue Code Section 422.

I.       Involuntary Termination shall mean the termination of the Service of
         -----------------------
         any individual which occurs by reason of:

         (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

         (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

J.       Misconduct shall mean the commission of any act of fraud, embezzlement
         ----------
         or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

K.       Non-Statutory Option shall mean an option which is not an Incentive
         --------------------
         Option.

L.       Parent shall mean any corporation (other than the Corporation) in an
         ------
         unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power


                                      A-2.

         of all classes of stock in one of the other corporations in such chain.

M.       Permanent Disability or Permanently Disabled shall mean the inability
         --------------------------------------------
         of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

N.       Predecessor Plan shall mean, collectively, the Corporation's existing
         ----------------
         1986 Stock Option Plan, 1987 Stock Option Plan, 1988 Stock Option Plan, 1991 Stock Option Plan, 1994 Stock Option Plan, 1996 Stock Option Plan and 1998 Stock Option Plan.

O.       Service shall mean the provision of services to the Corporation (or any
         -------
         Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

P.       Subsidiary shall mean any corporation (other than the Corporation) in
         ----------
         an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Q.       Take-Over Price shall mean the greater of (i) the Fair Market Value per
         ---------------                -------
         share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause
         (i) price per share.

                                      A-3.